Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us in this Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A of Highland Funds I, with respect to Highland High Income Fund and Highland Income Fund (the “Income Funds”), investment series of Highland Funds I, under the heading “Independent Registered Public Accounting Firm” in the Income Funds’ Statement of Additional Information.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, Texas
March 1, 2007